Exhibit 99.1

NEWS RELEASE

Contact:	Donna D’Amico	48 South Service Road
Melville, NY 11747
(631) 465-3600

PARK ELECTROCHEMICAL CORP. REPORTS FOURTH QUARTER AND FISCAL YEAR RESULTS

Melville, New York, May 8, 2008.....Park Electrochemical Corp. (NYSE-PKE) reported sales of $60,581,000 for the fourth quarter ended March 2, 2008 compared to sales of $59,826,000 for the fourth quarter of last year. Park’s sales for the fiscal year ended March 2, 2008 were $241,852,000 compared to sales of $257,377,000 for the prior year.

Park reported net earnings before special items of $9,193,000 for the fourth quarter ended March 2, 2008 compared to net earnings before special items of $8,109,000 for the fourth quarter of last year. In the fourth quarter ended March 2, 2008, the Company recorded a charge of $1,362,000 for the restructuring and workforce reduction at the Company’s Neltec Europe SAS electronic materials business unit located in Mirebeau, France and a tax benefit of $1,500,000 relating to the reduction of tax reserves. In the fourth quarter ended February 25, 2007, the Company recorded a tax benefit of $715,000 relating to the recognition of tax credits resulting from operating losses sustained in prior years in France. Accordingly, net earnings were $9,331,000 for the fourth quarter ended March 2, 2008 compared to net earnings of $8,824,000 for last year’s fourth quarter.

For the year ended March 2, 2008, Park reported net earnings before special items of $34,541,000 compared to net earnings before special items of $35,002,000 for the prior fiscal year. During the 2008 fiscal year, the Company recorded the charge of $1,362,000 for the restructuring and workforce reduction at the Company’s Neltec Europe SAS business unit mentioned above and the tax benefit of $1,500,000 from the reduction of tax reserves also mentioned above. During the 2007 fiscal year, the Company recorded a pre-tax charge of $1,316,000 in connection with the termination of an insurance arrangement and recognized a tax benefit of $499,000 relating to the insurance termination charge, a tax benefit of $3,500,000 relating to the elimination of valuation allowances, a tax benefit of $1,391,000 relating to the elimination of reserves no longer required and the tax benefit of $715,000 relating to the recognition of tax credits in France mentioned above. Accordingly, net earnings were $34,679,000 for the year ended March 2, 2008 compared to net earnings of $39,791,000 for year ended February 25, 2007.

As previously reported, during the 2008 fiscal year third quarter, the Company incurred approximately $500,000 in out-of-pocket expenses relating to the Company’s due diligence efforts in preparation for its participation in the bidding for certain of the assets and business of Columbia Aircraft Manufacturing Corporation, and the Company subsequently discontinued its participation in such bidding.

Park reported diluted earnings per share before special items of $0.45 and $1.70, respectively, for the fourth quarter and year ended March 2, 2008 compared to diluted earnings per share before special items of $0.40 and $1.72 for the fourth quarter and year end February 25, 2007. Diluted earnings per share after special items were $.46 and $1.70, respectively, for the fourth quarter and year ended March 2, 2008 compared to diluted earnings per share after special items of $0.44 and $1.96 for the fourth quarter and year end February 25, 2007.

The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EDT today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (800) 768-6544.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EDT today through 11:59 p.m. EDT on Monday, May 12, 2008. The conference call replay can be accessed by dialing (888) 203-1112 and entering passcode 9233794 or on the Company’s web site at www.parkelectro.com/investor/investor.html.

Any additional material financial or statistical data disclosed in the conference call will also be available at the time of the conference call on the Company’s web site at www.parkelectro.com/investor/investor.html.

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its financial results were limited to generally accepted accounting principles (“GAAP”) financial measures, which include special items, such as tax benefits, the restructuring and workforce reduction charge and the insurance arrangement termination charge. Accordingly, in addition to disclosing its financial results determined in accordance with GAAP, Park discloses non-GAAP operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company’s operating performance, since the Company’s ongoing, normal business operations do not include such special items. The detailed operating information presented below reconciles the non-GAAP operating results before special items to earnings determined in accordance with GAAP. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Park Electrochemical Corp. is a global advanced materials company which develops and manufactures high-technology digital and RF/microwave printed circuit materials principally for the telecommunications and internet infrastructure and high-end computing markets and advanced composite materials, structures and components principally for the aerospace markets. Park’s core capabilities are in the areas of polymer chemistry formulation, coating technology and advanced composite structures and component design and fabrication. The Company’s manufacturing facilities are located in Singapore, China, France, Connecticut, New York, Kansas (under construction), Arizona, California and Washington.

Additional corporate information is available on the Company’s website at www.parkelectro.com.

The performance table (in thousands, except per share amounts–unaudited):

	14 Weeks	13 Weeks	53 Weeks	52 Weeks
	Ended	Ended	Ended	Ended
	3/2/08	2/25/07	3/2/08	2/25/07

Sales	$60,581	$59,826	$241,852	$257,377

Net Earnings before Special Items	$9,193	$8,109	$34,541	$35,002
Special Items	138	715	138	4,789

Net Earnings	$9,331	$8,824	$34,679	$39,791

Basic and Diluted Earnings per Share:
Basic Earnings before Special items	$0.45	$0.40	$1.70	$1.74
Special Items	.01	.04	.01	0.23

Basic Earnings per Share	$0.46	$0.44	$1.71	$1.97

Diluted Earnings before Special Items	$0.45	$0.40	$1.70	$1.72
Special Items	.01	.04	-	0.24

Diluted Earnings per Share	$0.46	$0.44	$1.70	$1.96

Weighted Average Shares Outstanding:
Basic	20,347	20,194	20,305	20,175
Diluted	20,362	20,283	20,364	20,317

        The comparative balance sheets (in thousands):

	3/2/08	2/25/07

Assets
Current Assets
Cash and Marketable Securities	$213,978	$208,775
Accounts Receivable, Net	37,466	39,418
Inventories	14,049	15,090
Other Current Assets	5,546	3,049

Total Current Assets	271,039	266,332

Fixed Assets, Net	47,188	49,895
Other Assets	9,180	5,695

Total Assets	$327,407	$321,922

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts Payable	$12,828	$13,589
Accrued Liabilities	13,314	13,058
Income Taxes Payable	5,837	2,354

Total Current Liabilities	31,979	29,001

Deferred Income Taxes	4,851	4,294
Other Liabilities	4,224	7,279
Liabilities from Discontinued Operations	17,181	17,181

Total Liabilities	58,235	57,755

Stockholders’ Equity	269,172	264,167

Total Liabilities and Stockholders’ Equity	$327,407	$321,922

Equity Per Share	$13.23	$13.08

Detailed operating information (in thousands – Unaudited)

	14 Weeks	13 Weeks	53 Weeks	52 Weeks
	Ended	Ended	Ended	Ended
	3/2/08	2/25/07	3/2/08	2/25/07

Net Sales	$ 60,581	$ 59,826	$ 241,852	$ 257,377
Cost of Sales	44,747	45,367	179,398	193,270
%	73.9%	75.8%	74.2%	75.1%
Gross Profit	15,834	14,459	62,454	64,107
%	26.1%	24.2%	25.8%	24.9%
Selling, General and Administrative Expenses	7,356	6,341	27,159	26,682
%	12.1%	10.6%	11.2%	10.4%
Earnings from Operations	8,478	8,118	35,295	37,425
%	14.0%	13.6%	14.6%	14.5%
Other Income	2,381	2,421	9,361	8,033
%	3.9%	4.0%	3.9%	3.1%
Earnings Before Income Taxes	10,859	10,539	44,656	45,458
%	17.9%	17.6%	18.5%	17.7%
Income Tax Provision	1,666	2,430	10,115	10,456
Effective Tax Rate	15.3%	23.1%	22.7%	23.0%
Net Earnings before Special Items	9,193	8,109	34,541	35,002
%	15.2%	13.6%	14.3%	13.6%

Special Items:

Restructuring Charge	1,362	-	1,362	-
%	2.2%	-	0.6%	-
Insurance Arrangement
Termination Charge	-	-	-	1,316
%	-	-	-	0.5%
Income Tax Provision (Benefit)	(1,500)	(715)	(1,500)	(6,105)
Effective Tax Rate	(13.8%)	(6.8%)	(3.4%)	(13.4%)
After Special Items:
Earnings before Income Taxes	9,497	10,539	43,294	44,142
%	15.7%	17.6%	17.9%	17.2%
Income Tax Provision (Benefit)	166	1,715	8,615	4,351
Effective Tax Rate	1.8%	16.3%	19.9%	9.9%
Net Earnings	9,331	8,824	34,679	39,791
%	15.4%	14.7%	14.3%	15.5%

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